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For immediate release:                                            Contact:
February 17, 2004                                      Carol Taylor Clay,
                                       Public/Investor Relations Director
                                                     or Mark Andersen, CFO
                                                National RV Holdings, Inc.
                                                              541.998.3720
                                                            ir@nrvh.com or
                                                              cfo@nrvh.com


     National R.V.  Holdings  Reports  Year-End  Results and  Profitable  Fourth
Quarter

     Perris, Calif. -- February 17, 2004/PR Newswire - First Call/ -- For the fourth quarter ended December 31, 2003, National R.V. Holdings, Inc. (NYSE: NVH) today reported net income of $0.5 million, or $0.05 per share, compared with a net loss of $6.9 million, or $0.70 per share, last year. Net sales for the quarter were $99.1 million, up 62% from $61.0 million last year.

A net loss for the year ended December 31, 2003 was $8.3 million, or $0.84 per share, compared with a net loss of $21.4 million, or $2.19 per share last year, which included a charge of $6.1 million, or $0.62 per share for the complete impairment of the Company's goodwill. Net sales for the twelve months were $342.0 million, up 14% from $300.3 million last year.

"We are very happy with our improving results, which reflect increasing demand coupled with a continued focus on key challenges affecting our gross profit margins," said Brad Albrechtsen, National R.V. Holdings' President and CEO. "Our diesel business was consistent with last quarter while we enjoyed a significant increase in gas motorhome deliveries. With dealers on allocation for National RV products, we are focused on continuing to increase our production rates at that division to meet the strong demand. Our Country Coach division is also showing strong demand with brisk sales of our new Inspire product, expanded bus conversion commitments and the addition of several new dealers during the fourth quarter," continued Albrechtsen.

"Higher production and sales levels coupled with continued improvements in efficiency in the fourth quarter were key factors leading to improved gross profits and a positive net income," stated Albrechtsen. "Given our current product demand, we expect to continue to improve our sales and profitability as we increase production over the next several months."

Revenues in the quarter for the National RV division were $56.2 million, up 45% from $38.8 last year. Revenues in the quarter for the Country Coach division were $42.6 million, up 81% from $23.5 million last year. National RV revenues for the twelve months were $206.2 million, up 12% from $183.3 million last year. Country Coach revenues for the twelve months were $133.7 million, up 14% from $116.8 million last year.

Fourth quarter wholesale unit shipments of diesel motorhomes were 283, up 35% from 209 units last year. Quarterly shipments of gas motorhomes were 436, up 126% from 193 units last year. Quarterly shipments of towable products were 295, down 14% from 343 units last year.

Wholesale unit shipments of diesel motorhomes for the twelve months were 1,035, up 6% from 974 units last year. Shipments of gas motorhomes for the twelve months were 1,382, up 46% from 945 units last year. Year-to-date shipments of towable products were 1,515, down 6% from 1,609 units last year.

Quarterly selling, general and administrative (SG&A) expenses were $5.3 million, down 4% from $5.5 million last year. As a percentage of sales, quarterly SG&A expenses were 5.4% versus 9.0% last year. SG&A expenses for the twelve months were $20.3 million, down 11% from $22.7 million last year. As a percentage of sales, year-to-date SG&A expenses were 5.9% versus 7.5% last year.

The Company reported that cash increased by approximately $2.0 million during the fourth quarter, due primarily to a decrease of $9.8 million in inventory, a $0.4 million decrease in accounts receivable, $1.1 million of proceeds from exercise of stock options and $0.4 million of net income partially offset by a $5.6 million decrease in accounts payable, a $1.4 million decrease in book overdraft and $3.2 million of net repayments against the line-of-credit.

Prior Quarter Restatements

The Company also announced that it has restated its financial statements for the first three quarters of 2003. The restatements reflect the Company's reconciliation of raw materials inventory to a year-end physical inventory count. The Company has determined that standard cost estimates were too low during these periods by an aggregate of $2.7 million. The impact of these restatements is to increase the Company's loss per diluted share for first quarter 2003 by $0.06, from $0.42 to $0.48. The second quarter 2003 diluted loss per share increases by $0.07, from $0.28 to $0.35. The third quarter 2003 diluted loss per share increases by $0.04, from $0.03 to $0.07. The Company expects to file amended Form 10-Q reports with respect to the restatements discussed above as soon as practicable. No other prior periods were affected.

"Total inventory, after adjustment for the $2.7 million restatement, decreased by $9.8 million during the fourth quarter 2003. This reduction resulted mainly from a $4.0 million reduction of finished goods and a $5.1 million drop in raw materials. We were particularly pleased with the $5.0 million reduction of finished goods at our Country Coach division." said Chief Financial Officer Mark Andersen. "The adjustment to raw materials inventory at year-end was related to standard costs that were too low through out the year at the National RV division. The Company's move to a new perpetual inventory system and future quarterly physical inventory counts will ensure that all material costs are recorded in the correct period."

National R.V. Holdings will host a live webcast to review fourth quarter results today, February 17, 2004, at 2 p.m. Eastern. A link to the conference call can be found on the Company's website at www.nrvh.com and will be archived and available for 90 days.

National R.V. Holdings, Inc. is a leading manufacturer of Class A motorhomes and travel trailers. From its Junction City facility, the Company designs, manufactures and markets Country Coach high-end (Highline) Class A diesel motorhomes under brand names including Inspire, Allure, Intrigue, Magna, Affinity and Lexa, all built on the exclusive DynoMax chassis and bus conversions under the Country Coach Prevost brand. From its Perris, California facility, the Company designs, manufactures and markets National RV Class A gas and diesel motorhomes under brand names including Sea Breeze, Dolphin, Tropi-Cal, Tradewinds and Islander, and travel trailers under brand names including Surf Side Lite, Splash, Rage'n, Blaze'n, Sea Breeze and Palisades.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; seasonality and potential fluctuations in the Company's operating results; the Company's dependence on chassis suppliers; potential liabilities under repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.


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                          NATIONAL R.V. HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share amounts)


                                                                                  December 31,      December 31,
                                                                                    2003                2002


                                            ASSETS
Current assets:
      Cash and cash equivalents                                                      $2,059             $ 14
      Restricted cash                                                                   250                -
      Trade receivables, less allowance for doubtful accounts
        ($132 and $276, respectively)                                                20,978            9,829
      Inventories                                                                    51,659           72,532
      Deferred income taxes                                                           7,955            6,005
      Income taxes receivable                                                             -            7,015
      Prepaid expenses                                                                1,658            2,134
                                                                             ---------------    -------------
                                                                             ---------------    -------------
        Total current assets                                                         84,559           97,529
Property, plant and equipment, net                                                   40,833           43,230
Long-term deferred income taxes                                                       3,805              367
Other                                                                                 1,252            1,013
                                                                              --------------    -------------
                                                                              --------------    -------------
                                                                                   $130,449        $ 142,139
                                                                              ==============    =============
                                                                              ==============    =============

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Line of credit                                                                     $ -           $ 4,943
      Book overdraft                                                                       -               943
      Current portion of long-term debt                                                   19                22
      Accounts payable                                                                14,101            13,483
      Accrued expenses                                                                20,770            22,291
                                                                              ---------------    --------------
                                                                              ---------------    --------------
        Total current liabilities                                                     34,890            41,682
Long-term accrued expenses                                                             7,569             6,273
Long-term debt                                                                             -                19
                                                                              ---------------    --------------
                                                                              ---------------    --------------
Total liabilities                                                                     42,459            47,974
                                                                              ---------------    --------------
                                                                              ---------------    --------------

Commitments and contingencies

Stockholders' equity:
      Preferred stock - $.01 par value; 5,000 shares authorized,
        4,000 issued and outstanding                                                    -                 -
      Common stock - $.01 par value; 25,000,000 shares authorized,
        10,190,230 and 9,832,161 issued and outstanding, respectively                   102               98

Additional paid-in capital                                                           36,463             34,302
Retained earnings                                                                    51,425             59,765
                                                                              -------------      --------------
                                                                              -------------      --------------
      Total stockholders' equity                                                     87,990             94,165
                                                                              -------------     --------------
                                                                              -------------     --------------
                                                                                   $130,449          $ 142,139
                                                                              =============     ==============
                                                                              =============     ==============

                                                        NATIONAL R.V. HOLDINGS, INC.
                                                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (In thousands, except per share amounts)

                                                        Three Months                            Twelve Months
                                                    Ended December 31,                           Ended December 31,
                                               2003                  2002                      2003            2002

Net sales                                        $ 99,086                $61,047              341,972        300,251
Cost of goods sold                                 92,918                 66,844              334,547        302,433
                                            --------------     ------------------           ------------  -------------
                                            --------------     ------------------           ------------  -------------
      Gross profit (loss)                           6,168                 (5,797)               7,425        (2,232)
Selling expenses                                    3,296                  3,539               12,482        14,492
General and administrative expenses                 2,041                  1,934                7,801         8,176
Impairment of goodwill                                  -                      -                 -            6,126
                                            --------------     -----------------        ---------------     -----------
                                            --------------     -----------------        ---------------     -----------
      Operating profit (loss)                         831                (11,270              (12,858)      (31,026)
Interest expense                                       90                    210                  399           357
Other income                                           (1)                   (23)                  (7)         (472)
                                            --------------     ------------------       --------------     ------------
                                            --------------     ------------------        --------------     -----------
      Profit (loss) before income taxes               742                (11,457)              (13,250)     (30,911)
Provision (benefit) for income taxes                  267                 (4,558)               (4,910)      (9,489)
                                            --------------     ------------------       --------------     ------------
                                            --------------     ------------------       --------------     ------------
      Net income (loss)                             $ 475                $(6,899)              (8,340)      (21,422)
                                            ==============     ==================       --------------     ------------
                                            ==============     ==================       --------------     ------------
Income (loss) per common share:
      Basic                                        $ 0.05                $ (0.70)             ( $0.84)      ($2.19)

      Diluted                                      $ 0.05                $ (0.70)             ( $0.84)      ($2.19)



Weighted average number of shares
      Basic                                        10,095                  9,832                9,900          9,788
      Diluted                                      10,201                  9,832                9,900          9,788


                          NATIONAL R.V. HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                                                                           Twelve Months
                                                                                        Ended December 31,
                                                                                    2003                  2002
 Cash flows from operating activities:
      Net loss                                                                    $ (8,340)         $ (21,422)
      Adjustments to reconcile net loss to net cash provided by
        (used in) operating activities:
        Depreciation                                                                 3,952              3,936
      Impairment of goodwill                                                             -              6,126
        Gain on asset disposal                                                          (1)              (355)
      Tax benefit related to exercise of stock options                                 550                105
        Changes in assets and liabilities:
          Increase in restricted cash                                                 (250)                 -
          (Increase) decrease in trade receivables                                 (11,149)             6,549
          Decrease in inventories                                                   20,873             12,853
          Decrease (increase) in income taxes receivable                             7,015               (327)
          Decrease (increase) in prepaid expenses                                      476               (487)
          (Decrease) increase in book overdraft                                       (943)               335
          Increase (decrease) in accounts payable                                      618            (15,997)
          (Decrease) increase in accrued expenses                                     (225)             6,814
          Increase in deferred income taxes                                         (5,388)            (2,574)
                                                                              -------------     --------------
                                                                              -------------     --------------
        Net cash provided by (used in) operating activities                          7,188             (4,444)
                                                                              -------------     --------------
                                                                              -------------     --------------

 Cash flows from investing activities:
      Increase in other assets                                                        (239)                (1)
      Proceeds from sale of assets                                                      14              2,859
      Purchases of property, plant and equipment                                    (1,568)            (4,414)
                                                                              -------------     --------------
                                                                              -------------     --------------
        Net cash used in investing activities                                       (1,793)            (1,556)
                                                                              -------------     --------------
                                                                              -------------     --------------

 Cash flows from financing activities:
      Net (payments on) advances under line of credit                               (4,943)             4,943
      Principal payments on long-term debt                                             (22)               (21)
      Proceeds from issuance of common stock                                         1,615              1,070
                                                                              -------------     --------------
                                                                              -------------     --------------
        Net cash (used in) provided by financing activities                         (3,350)             5,992
                                                                              -------------     --------------
                                                                              -------------     --------------

 Net increase (decrease) in cash                                                     2,045                 (8)
 Cash, beginning of period                                                              14                 22
                                                                              -------------     --------------
                                                                              -------------     --------------
 Cash, end of period                                                                $2,059               $ 14
                                                                              =============     ==============
                                                                              =============     ==============



                  Please direct questions to investors@nrvh.com

                                     # # #

    National RV  Holdings,  Inc. 135 East First Avenue  Junction  City,  Oregon
               97448 541.998.3720 p 541.998.9275 f www.nrvh.com